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                      SPECIAL AMENDMENT REGARDING TRANSFERS TO
                           THE NEW COLEMAN COMPANY, INC.
                       RETIREMENT PLAN FOR SALARIED EMPLOYEES


     WHEREAS, New Coleman Holdings, Inc. ("Company" or "Employer") sponsors and maintains the New Coleman Company, Inc. Retirement Plan for Salaried Employees ("Plan") for the exclusive benefit of participants in the Plan and their beneficiaries; and

     WHEREAS, the Company wishes to amend the New Coleman Company, Inc. Retirement Plan for Salaried Employees ("Plan") in order to provide specific provisions for employees transferred within the MacAndrews and Forbes Group of Companies; and

     WHEREAS, Plan Section 10.1 as amended provides that the Company may amend the Plan from time to time.

     NOW, THEREFORE, in consideration of the above stated premises, the Plan shall be amended as follows:

     FIRST:   A new "Appendix C" shall be created which shall set forth a list of "Associated Plans" as that term is defined in amended Section 5.5.

     SECOND: Effective December 1, 1997, Plan Section 5.5 of the Plan shall be amended to read as follows:

     5.5   TRANSFERS: CORRELATION WITH OTHER PLANS AND MAXIMUM SERVICE.

     (a) RETIREMENT BENEFIT OFFSET BY ASSOCIATED PLAN BENEFIT. In the event that a benefit described in this Article is payable to a Member who is entitled to a benefit under an "Associated Plan" (listed on Appendix C), such Member's retirement benefit shall be payable only to the extent that the actuarial value of said retirement benefit (determined as of his Annuity Starting Date) exceeds the actuarial value of his accrued benefit under such Associated Plan (determined as if such accrued benefit were first payable as of the Member's Annuity Starting Date). For purposes of applying this Section 5.5(a), service under an Associated Plan will be considered Credited Service (as defined in Article III) under this Plan.

     (b) RETIREMENT PENSION LIMITED BY BENEFITS UNDER OTHER PLANS. In the event that a retirement benefit is payable to a Member who is not covered by Appendix A applicable to Canadian Coleman Transferred Members and who is entitled to benefits under (i) any other funded pension, retirement, annuity or defined benefit retirement plan contributed to or maintained by an Employer or Affiliate (other than any Associated Plan, the Revlon Employees' Savings and Investment Plan, The Revlon Management Corporation Benefit Plan, the Coleman Retirement Income Savings Plan, the Coleman Monthly Salaried Retirement Income Savings Plan), or (ii) any unfunded plan contributed to or maintained by an Employer or Affiliate outside of the United States:

          (1) NONDUPLICATION OF BENEFITS. If his benefits under such other plans are determined with reference to any period for which he is entitled to benefits under this Plan, he shall be


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          deemed to have accepted the benefits provided under such other plans with respect to such period in discharge of the actuarially equivalent value of his benefits provided under this Plan with respect to the same period; and

          (2) LIMITATION ON COMBINED BENEFITS. The Member's retirement benefit under this Plan shall in no event exceed the retirement benefit which would have been payable under this Plan if all service credited for benefit accrual purposes under such other plans were treated as Credited Service under this Plan, reduced by the actuarial equivalent of the benefits payable under all such other plans.

     (c) TRANSFERS FROM UNION SERVICE. Subject to Section 5.5(b), in the event that on or after January 1, 1996, an individual shall be transferred to employment as an Eligible Employee form employment which is subject to union jurisdiction and which is not taken into account under Sections 2.16(c) and 3.5(b) ("excludable employment"), his Service completed prior to such transfer shall be deemed Credited Service to the extent that it would qualify as Credited Service but for the provisions of Sections 2.16(c) and 3.5(b), if:

          (1) He shall complete at least five (5) years of Credited Service subsequent to such transfer (determined without regard to this Section 5.5(c)); and

          (2) He shall be an Eligible Employee at his termination of employment and shall then have vested rights to a retirement benefit pursuant to Sections 5.1 through 5.4.

          Notwithstanding the foregoing, remuneration paid during such excludable employment shall in no event be considered Compensation.

     (d) TEMPORARY EMPLOYMENT WITH AFFILIATE. Subject to Section 5.5(b), except for individuals covered by Appendix A, in the event that an Eligible Employee shall be transferred to employment with an Affiliate on or after January 1, 1996, and if he shall subsequently be directly transferred back to employment as an Eligible Employee, his Service completed and remuneration paid while so employed by such Affiliate shall be deemed Credited Service and Compensation to the extent they would be so treated if such employment with an Affiliate had been in employment with an Employer.

     (e)  TRANSFERS FROM OTHER PLANS.

          (1)  Except in the case of individuals covered by Appendix A, if
          (i) on or after January 1, 1996 an individual shall be transferred to employment as an Eligible Employee from employment with an Affiliate or an Employer other than as an Eligible Employee ("Excluded Employment") (or such a transfer occurred prior to 1996 with respect to an individual employed as an Eligible Employee on January 1, 1996), (ii) such individual was, immediately prior to such transfer, an active participant in a Related Benefit Plan (as hereinafter defined) maintained by such Affiliate or Employer, and
          (iii) such individual completes at least two (2) years of Credited Service following such transfer:

               (A) There shall be taken into account as Credited Service under this Plan: (i) his prior Service in Excluded Employment with such Employer or Affiliate which is taken into account for purposes of benefit accrual under such Related Benefit Plan, and (ii) if provided for by resolution of the Executive Committee of the Company, his prior employment with an entity which was not an Employer or Affiliate and which is recognized for purposes of benefit accrual under the provisions of such Related Benefit Plans.


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               (B)  His benefits under such Related Benefit Plan shall be disregarded in applying the provisions of Sections 5.5(b)(1) and 5.5(b)(2);

               (C) Remuneration paid by his prior employer during any period which is taken into account as Credited Service under this
               Section 5.5(e)(1) shall be taken into account in determining the amount of his Compensation under this Plan (subject to the applicable provisions of Section 2.10); and

               (D) To the extent that his benefits (whether or not vested) under such Related Benefit Plan, determined as of the date of transfer, are (i) determined with reference to any period taken into account as Credited Service under this Plan, and
               (ii) are not attributable to voluntary employee contributions, he shall be deemed to have accepted such benefits with respect to such period in discharge of the actuarially equivalent value of his benefits provided under this Plan with respect to the same period.

          (2) Except as the Committee shall otherwise provide, the provisions of this Section 5.5(e) shall not apply to: (i) any transfer of employment to which Section 5.5(d) applies; (ii) any transfer of employment to which Section 5.5(c) would apply if the employee complied with the requirements of Sections 5.5(c)(1) and 5.5(c)(2); (iii) any transfer of employment incident to a transfer of assets and liabilities from another plan or the merger of another plan into this Plan; (iv) any transfer of employment incident to any merger, liquidation, reorganization, or transfer of assets by or between any trade or business (whether or not incorporated), or incident to the creation or transfer of an operating division; and (v) any transfer of employment covered by a supplement to this Plan, unless and to the extent that such Supplement expressly states that this Section shall apply. In addition, the provisions of this Section 5.5(e) shall not apply to any transfer of employment to the extent expressly excluded from operation of this Section 5.5(e) by action of the Committee within one (1) year of the individual's transfer of employment.

          (3) For purposes of this Section 5.5(e), a Related Benefit Plan means a pension, annuity, retirement, superannuation or similar plan (other than this Plan, a defined contribution plan, an Associated Plan, the Revlon Employees' Savings and Investment Plan, the Revlon Pension Equalization Plan, the Revlon Supplemental Retirement Plan for Key Employees, the Coleman Retirement Incentive Savings Plan, the Monthly Salaried Coleman Retirement Incentive Savings Plan, the Coleman Executive Deferred Compensation Plan, the Coleman Excess Benefit Plan, a plan maintained pursuant to a collective bargaining agreement and such other plans as the Committee may designate), funded or unfunded, which is sponsored or maintained or to which contributions are or have been made by an Employer or Affiliate.

          (4) For purposes of Section 5.5(e)(1)(D), in determining the amount of a Participant's benefits under a Related Benefit Plan as of the date of transfer, there shall be taken into account the amount of: (i) any distribution from such Related Benefit Plan to or in respect of a Participant prior to the date he first began participating in this Plan (other than benefits derived from voluntary employee contributions), and (ii) benefits accrued, payable or paid under any other plan which reduce the Participant's benefits under such Related Benefit Plan.

          (5) In the case of a Related Benefit Plan benefits payable in other than United States currency, the Committee shall determine the appropriate conversion factor to be used in applying the provisions of this Section 5.5.


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     (f)  NO REDUCTION IN ACCRUED BENEFITS.  This Section 5.5 shall be interpreted in a manner not to decrease a Member's accrued benefit.

     (g) NONDISCRIMINATION. In no event shall any benefits accrue under this Section 5.5 if and to the extent such benefits are discriminatory under the Code.

     (h) MAXIMUM SERVICE. The maximum combined benefit paid from this Plan and The New Coleman Company, Inc. Pension Plan for Weekly Salaried and Hourly Paid Employees (and their respective "Prior Plans") to any Member who retires under this Plan, and has 35 or more total years of Credited Service under both plans, shall be a benefit equal to what the Member would have received under this Plan had the Member had 35 years of Credited Service under this Plan.

     (i)  CANADIAN COLEMAN TRANSFERS.  Except for Section 5.5(h), this
     Section 5.5 shall not be applied to Members who at any time have been Employees of the Canadian Coleman Company, Limited and who, as of January 1, 1983 or thereafter, are employed by either the Company or Canadian Coleman. The Plan benefits of such individuals shall be calculated in accordance with the provisions of Appendix A.

     (j) THE PRIOR PLAN. Except for Section 5.5(h), this Section 5.5 shall not be applied to restrict consideration of a Member's service under the Prior Plan when calculating the benefit payable under this Plan.

     THIRD: Except to the extent provided herein, the Plan is not amended in any other respect.

     IN WITNESS WHEREOF, the Employer has caused this Special Amendment to be executed on its behalf and adopted this 15th day of December, 1997.



                                     NEW COLEMAN HOLDINGS, INC.




                                     By: J. W. Levin
                                        -----------------------------------